Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2015, with respect to the consolidated financial statements included in the Annual Report of Heritage Insurance Holdings, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Heritage Insurance Holdings, Inc. on Form S-8 (File No. 333-197906).

/s/ GRANT THORNTON LLP

Tampa, Florida

March 18, 2015